UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12

EXXON MOBIL CORPORATION

(Name of Registrant as Specified In Its Charter)

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Via Email. Subject: Final call: Vote in the ExxonMobil Annual Shareholder Meeting

Hello Shareholder,

This is your final reminder to cast your vote before our Annual Shareholder Meeting on May 28, 2025, at 9:30 a.m. Central Time.

Your participation is crucial in shaping the future of our company, and we don’t want you to miss out on this opportunity to be heard.

Before you vote, please review our 2025 Proxy Statement, which explains our Board’s recommendations to:

✓	Re-elect our directors

✓	Approve the independent auditors

✓	Approve executive compensation

To vote, follow the instructions provided in your proxy materials or go online.

Haven’t received your proxy materials? If you hold your shares with a bank or broker, please reach out to that bank or broker. If you hold your shares through our Transfer Agent, Computershare, please call 1-800-252-1800.

In appreciation for every retail shareholder account that votes before the meeting, we will make a $1 charitable donation to Khan Academy®, which works to advance educational opportunities in Science, Technology, Engineering and Math.

Need more information? Review our 2024 Annual Report for more on our achievements of the past year and our plans to grow long-term shareholder value through 2027.

Thank you for investing in ExxonMobil.

Investor Relations

Exxon Mobil Corporation

Retail.Shareholder@exxonmobil.com